Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Tenet Healthcare Corporation:

We consent to the incorporation by reference in Tenet Healthcare Corporation’s registration statements on Form S-3 (Nos. 33-57801, 33-55285, 333-21867, 333-24955, and 333-26621) and registration statements of Form S-8 (Nos. 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, and 333-151887) of our report dated February 26, 2007 except for Notes 1, 3, 4, 5, 6, 12, and 14, which are as of December 15, 2008, and Notes 7, 10 and 13, which are as of February 23, 2009, with respect to the consolidated statement of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows of Tenet Healthcare Corporation for the year ended December 31, 2006, and the consolidated financial statement schedule for the period ended December 31, 2006, included in Part IV of the Company’s Annual Report on Form 10-K.

/s/ KPMG LLP

Dallas, Texas

February 23, 2009